                                                                 Exhibit #10 (q)

                        SOFTWARE AGREEMENT NUMBER 970530

This Sales Agreement dated May 30, 1997, between Draves & Barke Systems, Inc., having its principal offices at 6866 Washington Avenue South, Eden Prairie, MN 55344 (hereinafter DBS) and Stearns & Lehman, Inc. (the "Customer").

DEFINITIONS

A. Computer software (also called "Information") shall mean all information of any kind, including, but not limited to machine-readable documentation, or the media containing such information. Information shall include all computer programs supplied and all information contained in the user manual(s), as well as any subsequent corrections or updates which may be provided by DBS. Information shall include both the machine-readable object code and the human-readable source code.

Whereas, DBS is the owner/proprietor of business application software and the Customer desires to purchase said business application software (Schedule I - Application Software) from DBS;

Whereas, DBS and the Customer together have worked with due diligence to determine and discuss the standard business software requirements; and the Customer is licensing the DBS application software upon the promise the DBS application software meets those discussed software business requirements as well as DBS documented specifications and

Whereas, the Customer will grant DBS final Acceptance when the Customer has tested the above DBS software applications in a live environment using actual customer transactions and the Customer has notified DBS that the standard business requirements are operational. This will be defined as Final Customer Acceptance.

LICENSE AGREEMENT

1. Customer is granted the right to use or display the Information at all the Stearns & Lehman, Inc. networked facilities. Approved server equipment shall include the IBM RS-6000 series of equipment.

2. Customer has the right to use or modify the above information at the specified site. If Stearns & Lehman, Inc. desires to transfer this right to a third party, they must first receive prior written authorization from DBS to do so.

The only exceptions are when copying the software is an essential step in the utilization of the information such as recompiling the source code, and the copying of the information for backup and archive purposes. If the computer equipment that the Customer normally uses the information on malfunctions, the information may be copied to and used on different computer equipment. No other manner of copying is permitted.

3. Customer acknowledges DBS' vested rights in the trademarks of DBS as shown as the Information delivered to the Customer, and Customer shall clearly indicate such trademarks are the trademarks of DBS, as directed by DBS, or in the absence of such direction, according to applicable trademark law.

4. Customer shall limit access to the Information to its authorized employees. Customer shall advise such employees of the terms of this license and shall take all necessary steps to insure compliance with the Agreement terms by such employees, for the benefit of DBS. The Customer shall have the right to contract with an independent consultant to make source code changes or to provide the required support. The Customer agrees to require any consultant given access to the source code to acknowledge in writing DBS' rights under this contract and require the consultant to be bound by the confidentiality provisions of this contract.

5. In the event any material breach of the agreement which is not cured within thirty (30) days after notice thereof, DBS may terminate this Agreement and may demand immediate return of all or any part of the information delivered to Customer, whether or not in possession of Customer, and all compilations, copies or derivative works of the Information in any machine-readable or human-readable form, without any refund of any part of the price. Customer shall bear the cost of returning all such Information.

6. Customer agrees that all terms of this Agreement shall apply to any and all of the information now provided, or Information Hereafter provided by DBS, or its subsidiaries or affiliates, to Customer, and not otherwise provided under a separate agreement; provided, however this agreement shall not apply to any information in human-readable form and in the public domain once so provided to Customer.

PAYMENT

7. The net total sale price of $81,000.00 will be paid to the seller according to the following payment schedule: 10% of the above total ($8,100.00 ) down payment upon execution of this agreement by the "Customer", 40% upon delivery of IBM RS/6000 hardware ($32,400.00), 25% ($20,250.00 ) upon installation completion, and 25%($20,250.00 ) upon Final Acceptance or 90 days from the date of installation completion which ever comes first.

8. All invoices rendered under the Agreement shall be paid within thirty (30) days. All amounts mentioned in the Agreement are in U.S. Dollars and do not include any sales taxes, duties or similar assessments, all of which are the sole liability of, and shall be paid by the Customer.

WARRANTY

9. DBS warrants and represents that the software shall perform according to all the material specifications set forth in the user manual and reference guide. The warranty period is ninety (90) days and commences on the date of Final Customer Acceptance or 90 days from the date of installation which ever comes first. DBS represents and warrants that the licensed software will correctly perform any date calculations for dates both before and after the year 2000. DBS's warranty obligation is limited to repairing or replacing software during the warranty period which has been identified by the Customer in writing as defective and so found by DBS upon inspection at no charge to the Customer. Should DBS incur travel and/or miscellaneous expense at the Customer's request in the performance of these corrections, Customer will be responsible for said charge. It is further agreed that, if the discrepancy is not the fault of DBS, charges for DBS services will be paid by the Customer. DBS's warranty obligation is limited to the proper use of the application software on approved equipment.

THE WARRANTY ABOVE IS THE ONLY WARRANTY APPLICABLE TO THIS AGREEMENT. ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LiMITED TO THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE DISCLMMED.

DBS will have no warranty obligation under this Agreement if the Information is subjected to abuse, misuse, negligence or accident.

INDEMNITY

10. DBS warrants and represents to the Customer that the Information is its own Proprietary information, and includes no information which has been misappropriated, or which constitutes confidential or proprietary information, trade secrets, or an infringement of any copyright, patent, trademark, or other proprietary right of any third party. DBS shall indemnify and hold harmless the Customer from and against any and all direct or indirect loss, cost, liability, or expense, including without limitation, attorneys fees, which the Customer may suffer, incur, or sustain, and which results from or arises out of any action or claim for the misappropriation of confidential or proprietary information or trade secrets, or the infringement of any copyright, patent, trademark, or other proprietary right of any third party, and which action or claim arises from or relates to the information provided by DBS pursuant to this agreement.

Customer agrees to indemnify, defend, and hold DBS harmless from and against any claims brought against DBS by any of DB S's suppliers resulting from the Customer's improper use or disclosure of the Products under this agreement.

ASSIGNABILITY

11. Except as provided below, neither party may assign or transfer its rights or obligations under this agreement to any entity without the prior written consent of the other party. The Customer shall have the right to assign its interest in this agreement to any entity which purchases or controls Stearns & Lehman, Inc. or is controlled by or under common control with Stearns & Lehman, Inc. including without limitation any owned affiliated or subsidiary of Stearns & Lehman, Inc. without the prior written consent of DBS. Owned affiliates shall include all entities in which the Customer's ultimate parent has an equity interest. If the Customer transfers this license, all of the Customer's rights and privileges hereunder will be terminated and transferred to the new licensee, who will be required to agree in writing to be bound by all the terms and conditions of this license. The Telephone Support Plan Agreement and Consulting Services Agreement cannot be assigned or transferred. However, the Customer shall be required to provide written notice to DBS of the assignment of this contract.

REMEDIES IN THE EVENT OF DEFAULT

12. DBS and the Customer shall have the right to terminate this Agreement in the event of any breach hereunder by the other party. No termination may be effective hereunder until the terminating party shall have delivered to the other party written notice informing of the alleged default, and such default is not cured within 90 days after receipt of such notice.

13. Upon termination of this agreement for any reason, Customer will immediately cease making any use of the Product(s) or any part thereof and shall within 10 days after the date of termination, to DBS the original and all copies of the Product(s) in whatever form.

14. In any type of action, whether in contract or in torte or otherwise, arising out of or in any way related to the performance of the Product(s), the rendering of services under this agreement, shall be limited to general money damages in an amount not to exceed the initial License Fee paid by the Customer for the respective Product(s).

APPLICABLE LAW

15. Except as otherwise stated herein, this Agreement shall be governed by the Laws of the State of Minnesota. Any term or condition prohibited by Law shall, to the extent prohibited, be ineffective without affecting the other terms and conditions.

DRAVES AND BARKE SYSTEMS, INC.                   CUSTOMER

By     /s/ Roy S. Barke                          By     /s/ John A. Chuprinko
       ----------------                                 ----------------------
Title  Vice President                            Title  Chief Financial Officer
Date   June 9, 1997                              Date   June 4, 1997

                                   SCHEDULE I
                         APPLICATION SOFTWARE PRICE LIST

Application Software License Price List to Sales Agreement dated May 30, 1997 by and between Draves and Barke Systems, Inc. (DBS), a Minnesota Corporation with offices in Eden Prairie, Minnesota, and Stearns & Lehman, Inc. ("Customer") for computer system(s) located at Mansfield, Ohio.

DBS InnaTrack Application Software and Source code Base License price includes 20 concurrent users for the following:

   1.    Purchasing                                               $4,500.00
   2.    Order Processing                                         $4,500.00
   3.    ElS                                                      $4,500.00
   4.    Sales Analysis                                           $4,500.00
   5.    Inventory Control                                        $4,500.00
   6.    Bins & Lots                                              $4,500.00
   7.    MPS                                                      $4,500.00
   8.    RF Terminal Support                                      $4,500.00
   9.    Accounts Payable                                         $4,500.00
   10.   Accounts Receivable                                      $4,500.00
   11.   Forecasting                                              $4,500.00
   12.   General Ledger                                           $4,500.00
   13.   Work-in-Process                                          $4,500.00
   14.   DRP                                                      $4,500.00
   15.   MRP                                                      $4,500.00
   16.   Quality Assurance                                        $4,500.00
   17.   Equipment Maintenance                                    $4,500.00
   18.   Commissions                                              $4,500.00
   19.   EDI                                                      $4,500.00
   20.   Payroll, HR                                              $4,500.00
   21.   Time & Attendance                                        $4,500.00
   22.   Innatrack Administrative System Utilities                $4,500.00
          (Spooler, System Security, Support Scripts,
         File Directories, Super Menu, Sleeper - Automatic
         Scheduler)

         Discounted Modules
                  Equipment Maintenance                          ($4,500.00)
                  Bins & Lots      ($4,500.00)

         Sub-Total Innatrack Software                            $90,000.00
         Less 10% Discount                                       ($9,000.00)
         Total InnaTrack Software                                $81,000.00

             HARDWARE AND 3RD PARTY SOFTWARE AGREEMENT NUMBER 970530


This Sales Agreement dated May 30, 1997, between Draves & Barke Systems, Inc., (the "SELLER") at 6866 Washington Avenue South, Eden Prairie, MN 55344 (hereinafter DBS) and Stearns & Lehman, Inc. (the "PURCHASER") located at Mansfield, Ohio.

SELLER hereby sells and PURCHASER hereby purchases, subject to the terms and conditions hereof, the data processing machines listed on the schedule of machines (hereinafter referred to individually as the "Machine" and collectively as the "Machines"), as shown in Schedules IV with the 3rd party software.

The Model and specification of any Machine may be changed by joint agreement between the SELLER and the PURCHASER. The following terms and conditions on the following pages are incorporated in and made part of this agreement.

PURCHASE PRICE, PAYMENT, AND TAXES

1. The Total Purchase Price of $29,484.00 shall be paid to SELLER upon execution of this agreement by PURCHASER.

There shall be added to the Total Purchase Price amounts equal to any and all applicable taxes, or fees (including interest and penalties thereon), however designated or levied, based upon such purchase price, on this Agreement or on the Machine(s), Including all sales and use taxes, state and local privilege or excise taxes on gross revenue and any taxes or amounts in lieu thereof, exclusive, however, of taxes based upon net income of SELLER, and said amounts shall be promptly paid by PURCHASER when levied. Any personal property taxes assessable on the Machine(s) on or after the actual delivery to PURCHASER shall be paid by PURCHASER when levied.

PURCHASER agrees that if payment as specified above is not received by SELLER on the due date, PURCHASER shall pay to SELLER an amount equal to one and one half percent (1 1/2%) of the amount due as an interest charge for every thirty (30) day period or portion thereof that said overdue payments are not made. However, to the extent that the above interest charge is not allowed under applicable law, the interest rate to be charged shall be he maximum rate allowed under applicable law.

DELIVERY, FREIGHT COST, AND RISK OF LOSS

2. PURCHASER shall accept delivery of the Machine(s) and all the Machine(s) to be installed at a date agreeable to both PURCHASER and SELLER and at the location designated on schedule IV.

Purchaser shall bear the risk of damage from fire, or other acts of God after the delivery of the Machine(s) to PURCHASER's location of installation or delivery to PURCHASER's carrier, whichever occurs first.

The PURCHASER shall promptly pay for all transportation, rigging and drayage to the location of installation. PURCHASER shall pay for all unusual installation charges such as structural alterations and rental of heavy equipment necessary to install the Machine(s) at the location of installation. SELLER shall not be liable for any failure or delay in furnishing the Machine(s) resulting from fire, flood, storm, act of God, governmental acts, orders or regulations, hostilities, civil disturbance, strike, labor difficulties, machinery breakdown, transportation contingencies, difficulty in obtaining parts, supplies or shipping facilities, or delay of carriers.

OPTION TO TERMINATE

3. Seller reserves the right to terminate this Agreement if (1) PURCHASER refuses or is unable to accept delivery or allow installation of the Machine(s) as specified in Section 2 above; (2) PURCHASER becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or
(3) PURCHASER fails to perform any other provisions of this Agreement. SELLER's right to terminate shall be exercised by written notice to PURCHASER whereupon SELLER shall be entitled to immediate possession of the Machine(s) and may recover its actual loss, as well as reasonable attorney's fees and costs incurred in the recovery of the loss sustained by SELLER.

The right of SELLER to terminate this Agreement and recover the Machine(s) shall not be the exclusive remedies available to SELLER and are in addition to any other rights and remedies provided under law or under this Agreement.

INSTALLATION

4. The PURCHASER shall promptly pay all normal installation charges. PURCHASER shall make available and agrees to promptly pay for all costs associated with providing a suitable place of installation and necessary electrical power, outlets and air conditioning required for operating the Machine(s) as defined in the machine manufacturer's installation manual.

TITLE AND SECURITY INTEREST

5. Title to the Machine(s) shall vest in PURCHASER upon delivery and payment of the Total Purchase Price and all other payments required to be paid pursuant to
Section 1 above.

PURCHASER hereby grants to SELLER, its successor and assigns, a security interest in the Machine(s) and all proceeds thereof to secure the prompt payment by PURCHASER when due of all amounts payable to SELLER and all other obligations to PURCHASER when due of all amounts payable to SELLER and all other in payment of any amounts due herein or fails to perform any provision of this Agreement, SELLER shall have the right, after ten (10) days of such default or failure to pay, to enter the premises of PURCHASER and remove and repossess any and all of the Machine(s) with or without notice or demand and in addition, shall have the right to exercise such other rights and remedies as may be available to SELLER under this

Agreement or by law.

MAINTENANCE, WARRANTIES, AND DISCLAIMERS

6. SELLER warrants that at the time the Machine(s)and 3rd party software are delivered, SELLER will be the lawful owner of the Machine(s) and 3rd party software are delivered free and clear of any liens and encumbrances (other than those which may arise from this Agreement) and will have frill right, power, and authority to sell the same to PURCHASER.

SELLER warrants that when delivered, the Machine(s) and 3rd party software will be eligible for a maintenance agreement by their respective vendors.

PURCHASER recognizing that SELLER is not the manufacturer of the Machine(s) and 3rd party software expressly waives any claim against SELLER based upon any infringement or alleged infringement of any patent with respect to any Machine. THE FOREGOING WARRANTIES EXPRESSED IN THIS PARAGRAPH ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND OF FITNESS FOR ANY PARTICULAR PURPOSE. PURCHASER ACKNOWLEDGES THAT THE SELLER SHALL NOT BE LIABLE FOR DAMAGES, INCLUDING SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE MACHINE(S) OR THEIR USE BY PURCHASER, AND SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH SELLER'S FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER.

EFFECTIVE DATE

7. This Agreement is subject to acceptance by SELLER at its offices in Eden Prairie, Minnesota and shall only become effective on the date thereof If this Agreement shall be executed by SELLER prior to being executed by PURCHASER it shall become voidable at SELLER's option 0 days after the date of SELLER's execution thereof, unless SELLER shall have received by such date a copy thereof executed by a duly authorized representative of PURCHASER.

MISCELLANEOUS

8. This Agreement shall be governed by the laws of the State of Minnesota and constitutes the entire Agreement between SELLER and PURCHASER with respect to the purchase of the Machine(s) and 3rd party software, superseding all prior correspondence between the parties (including, without limitations, any purchase orders, submitted by PURCHASER to SELLER). No provisions of this Agreement shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification is in writing and signed by each of the parties hereto.

This Agreement is made subject to the terms and conditions included herein and PURCHASER's acceptance is effective only to the extent that such terms and conditions which are consistent with the terms and conditions herein. Any acceptance which contains terms and conditions which are in addition to or inconsistent with the terms and conditions herein will be a counter offer and will not be binding unless agreed in writing by SELLER. IN WITNESS WHEREOF the parties here to have caused this Agreement to be signed by their respective duly authorized representatives.

Accepted by:

DRAVES AND BARKE SYSTEMS, INC.             CUSTOMER
By       /s/ Roy S. Barke                  By       /s/ John A. Chuprinko
         ----------------                           ---------------------
Title    Vice President                    Title    Chief Financial Officer
Date     June 9, 1997                      Date     June 4, 1997

           SCHEDULE IV HARDWARE SCHEDULE & 3RD PARTY SOFTWARE -PHASE I

Computer System(s) price list to Sales Agreement dated May 30, 1997 by and between Draves & Barke Systems, Inc. (DBS), a Minnesota corporation with office in Eden Prairie, Minnesota and Stearns & Lehman, Inc. ("PURCHASER") for Computer System(s) to be located at Mansfield, Ohio.

Qty               Description               Unit Cost      Total Cost

Server
  1    7024 IBM RS/6000 E30 Server          $ 9,995.00       9,995.00
  1                32 Megabyte Memory             Inc.           Inc.
  1                   2.1 GB Disk                 Inc.           Inc.
  1                   CD ROM Drive                Inc.           Inc.
  1                   LAN Network Card            Inc.           Inc.
  1         AIX 4.1 On CD-ROM               $    50.00     $    50.00
  1         AIX 4.1 Unlimited License       $ 3,000.00     $ 3,000.00
  1         IBM 3153 Console Monitor        $   577.00     $   577.00
  1         Internal 4mm Tape Drive 4/8GB   $ 2,695.00     $ 2,695.00

                       Server Total                        $16,317.00


Network Hardware for RS-6OOO to LAN/Serial PC's, terminals, and printers.* (Twisted pair hubbed network required)

  5         Multi-Tech Modem (33.6 kbs)     $   249.00     $ 1,245.00
  2         Lantronix Transceiver           $    29.00     $    58.00
  2         Lantronix ETS16U Server         $ 1,895.00     $ 3,790.00
  1         3 Com 8 Port Ethernet Hub       $   229.00     $   229.00
            (Doesn't include Cabling and Communications Equipment)

                       Network Total:                       $5,322.00

Software/3rd Party Required**

            AccuCobol Runtime                              $ 1,500.00
            UniQueue Print Spooler                         $ 1,450.00
            ICE-10 Emulation (25 users)                    $   795.00

                       Total 3rd Party Software Price:     $3,745.00

Peripheral Equipment

  8         IBM 3151 Console Monitor        $   195.00     $1,560.00

  2         Time & Attendance Terminal      $ 1,270.00     $2,540.00

                           Total Peripherals Price:        $4,100.00

Total Phase I Hardware & Third Party Software              29,484.00

                        SCHEDULE V -- PHASE II 3RD PARTY

Qty               Description                Unit Cost      Total Cost

TELXON
Base Station
  1      GCP-4005 (P/N 05-0500/1.1) Basic    $5,115.00     $5,115.00
         (Same Ethernet Wiring)
  1      Factory Integration of GCP-4005       $225.00       $225.00
  1      101 key keyboard for GCP-4005          $80.00        $80.00
  1      VGA monochrome monitor for GCP-4005   $180.00       $180.00

                              Subtotal:                     5,600.00
Handheld remote frequency scanners
  3      PTC-960XDS12 W/ANSI-TCP (Terminal)  $4,730.00     14,190.00
  3      PTC-960XDS12 Spare Battery Pack        $60.00       $180.00
  3      Long Range Scanner Upgrade PTC-960XD  $100.00       $300.00

                              Subtotal:                   $14,670.00

Antennas and network connections
  1      PTC-960XDS 12 4 Bay Fast Charger      $155.00       $155.00
  1      Arlan 630-900 Inc. Power Supply     $1,795.00     $1,795.00
  1      Arlan 630 Mounting Hardware            $25.00        $25.00
  1      3DB Gain Antenna (18725-000)          $119.00       $119.00
  1      Antenna Mounting Kit(P-81257-000)      $66.00        $66.00

                              Subtotal:                    $2,160.00

         Hardware And Software Install                     $2,000.00
         (Estimated 16 Hrs @ $ 125/hour)

TOTAL TELXON                                              $24,430.00
Less 20% discount on margin components                    ($4,054.00)
(Base station and hand held units)
NET TELXON TOTAL:                                         $20,376.00

EDI Software/Hardware
         Cleo 3780P1us for RS/6000                         $1,395.00
         EDI Edge(RS-6000 version)                         $4,995.00

         1 Year Maintenance Plan                           $1,600.00

         Total Third Party EDI Price:                      $7,990.00


Cabling, modems, connectors and local hubs are not included in this configuration.

Phase II 3rd party will be ordered at customer discretion.




                      SOFTWARE UPGRADE PLAN SALES AGREEMENT

Application Software Upgrade Plan Price List to Sales Agreement dated May 30, 1997 between Draves & Barke Systems, Inc. (DBS), a Minnesota corporation with offices in Eden Prairie, Minnesota and Stearns & Lehman, Inc. (the "Customer") for computer system(s) located at Mansfield, Ohio.

         DBS agrees to make available to the Customer the latest versions of all previously licensed Application Software packages defined in Schedule II. The annual price for this upgrade plan is 12% of the current list license prices for Application Software presently installed on the Customer's Computer System.

     This plan only covers DBS Application Software license prices for the Application Software packages listed in Schedule I and excludes any Consulting Services, Seminars, Software Preparation, Operating System Licenses, Reapplying Modifications, or other expenses associated with delivering and converting the new versions of Application Software.

The total sale price of $ 11,880.00 for the Annual Application Software Upgrade Plan shall be paid to the SELLER as follows: $0.00 as a down payment, upon execution of the Software Agreement (970530 dated May 30, 1997) by PURCHASER, and $1 1,880.00 upon Final Acceptance as defined in the Software Agreement (970530 dated May 30, 1997). The Application Software Upgrade Plan will remain in effect and valid for 12 months after the PURCHASER's date of installation.

DRAVES AND BARKE SYSTEMS, INC.               CUSTOMER
By       /s/ Roy S. Barke                    By       /s/ John A. Chuprinko
         ----------------                             ---------------------
Title    Vice President                      Title    Chief Financial Officer
Date     June 9, 1997                        Date     June 4, 1997

                                   SCHEDULE II

               ANNUAL APPLICATION SOFTWARE UPGRADE PLAN PRICE LIST

DBS Application Software Licenses Covered               1997 Annual Upgrade Price

      1. Purchasing                                               $540.00
      2. Order Processing                                         $540.00
      3. ElS                                                      $540.00
      4. Sales Analysis                                           $540.00
      5. Inventory Control                                        $540.00
      6. Bins & Lots                                              $540.00
      7. MPS                                                      $540.00
      8. RF Terminal Support                                      $540.00
      9. Accounts Payable                                         $540.00
      10. Accounts Receivable                                     $540.00
      11. Forecasting                                             $540.00
      12. General Ledger                                          $540.00
      13. Work-in-Process                                         $540.00
      14. DRP                                                     $540.00
      15. MRP                                                     $540.00
      16. Quality Assurance                                       $540.00
      17. Equipment Maintenance                                   $540.00
      18. Commissions                                             $540.00
      19. EDI                                                     $540.00
      20. Payroll, HR                                             $540.00
      21. Time & Attendance                                       $540.00
      22. Innatrack Administrative System Utilities               $540.00
      (Spooler, System Security, Support Scripts,
      File Directories, Super Menu, Sleeper - Automatic
      Scheduler)

      Total InnaTrack Software Upgrade:                       $11,880.00


                       CONSULTING SERVICES SALES AGREEMENT

Consulting Services Price List to Purchase Agreement dated May 30, 1997 by and between Draves & Barke Systems, Inc. (DBS), a Minnesota corporation with offices in Eden Prairie, Minnesota and Stearns & Lehman, Inc. ("Customer") for computer system(s) located at Mansfield, Ohio.

Time and Materials Services Hourly Rates

System Support                                       $125/hr
Programming                                          $80/hr
Telephone Support                                    $100/hr
System Engineering                                   $125/hr
Daily rate for System Engineering                    $1,000/day
Daily rate for Training and Implementation           $1,000/day

Consulting Services rates are based on current DBS labor rates which may be revised upon 90 days written notice. In addition to these rates, Purchaser will pay reasonable out-of-pocket expenses for work done at Purchaser's location such as meals, lodging, transportation, an allowance for auto mileage, long distance telephone charges for work done at DBS on Purchasers computer system, and travel time. All Consulting Services travel time is billable at 1/2 the regular rate for the selected service.

There will be a 1/2 hour minimum Consulting Services charge for all work performed at DBS, including telephone calls. There will be a 2 hour minimum Consulting Services charge for on-site work performed for DBS customers within 60 miles of the DBS office. For DBS customers outside 60 miles there will be a 4 hour minimum Consulting Services charge for work performed on-site. A 50% premium is added for all work performed on weekends and holidays for the selected service.

DBS will receive Customer approval before beginning Consulting Services work. All Consulting Services time is billable to the Customer immediately upon completion of the service (with the sole exception of correcting warranted programming errors) whether it occurs at the Customer's site, at DBS, or over the phone. It is DBS's policy not to require prepayment for DBS services they are billed as they are performed. Stearns & Lehman, Inc. is in complete control of this budget and through careful planning Stearns & Lehman, Inc. can reduce services cost as compared to the estimate in schedule III.

DRAVES AND BARKE SYSTEMS, INC.               CUSTOMER
By       /s/ Roy S. Barke                    By       /s/ John A. Chuprinko
         ----------------                             ---------------------
Title    Vice President                      Title    Chief Financial Officer
Date     June 9, 1997                        Date     June 4, 1997


                                  SCHEDULE III
                               ESTIMATED SERVICES


Installation                                                  # of Days        Cost$

InnaTrack System Installation, and InnaTrack
System Administration Training                                     3         $3.000.00

         Installation Sub Total:                                   3         $3,000.00


Training, Implementation, and Support for first year

Project Management.

         Implementation                                            1         $1,200.00
         Project Execution                                         1         $1,200.00

Training

         Financial                                                 6         $6,000.00

         Customer Service                                          7         $7,000.00

         Manufacturing                                             8         $8,000.00

                  Project Management & Training Subtotal           23        $23,400.00

                  Consulting/Implementation Support                12        $12,000.00

                  Programming/Customization          -                       $5,000.00

Total Installation, Training, and Implementation:                  38        $43,400.00


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